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                                                                EXHIBIT 99.23(j)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 74 to the Registration Statement (File No. 2-11466) of the Century Shares Trust of our report dated January 14, 2000, appearing in the annual report to shareholders for the year ended December 31, 1999. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, all of which are part of such Registration Statement.

/s/  Deloitte & Touche LLP

Boston, Massachusetts
April 26, 2000